UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

July 29, 2024
Date of Report (Date of earliest event reported)

 NATURAL HEALTH TRENDS CORP.
(Exact name of registrant as specified in its charter)
Delaware	001-36849	59-2705336
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 Units 1205-07, 12F, Mira Place Tower A, 132 Nathan Road, Tsimshatsui, Kowloon, Hong Kong
(Address of principal executive offices, including zip code)

+852-3107-0800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NHTC	The NASDAQ Stock Market LLC

Item 2.02 Results of Operations and Financial Condition.

On July 31, 2024, Natural Health Trends Corp. (the “Company”) issued an earnings release announcing its results for the quarter ended June 30, 2024. The press release is attached hereto as exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2024, the Board of Directors of the Company, upon the recommendation of the Company's Nominating and Corporate Governance Committee, expanded the size of the Board of Directors to five (5) members and elected Lucy Nduati as a director to fill the newly created directorship.

Ms. Nduati has since 2013 served a number of companies controlled by George K. Broady and other Broady family members in a variety of roles focused on administration, accounting, finance, tax strategy and office management. Inasmuch as the George K. Broady 2012 Irrevocable Trust and the Eleanor Jane Broady 2012 Irrevocable Trust (collectively, the “Broady Trusts”) are, and have been for many years, significant stockholders of the Company, Ms. Nduati has gained a deep familiarity with the Company and the industry in which it operates. George K. Broady recommended that the Company’s Nominating and Corporate Governance Committee and the Board of Directors favorably consider Ms. Nduati’s candidacy for election to the Board of Directors, and also advised the Company that the Broady Trusts support Ms. Nduati’s candidacy. The Board of Directors has not appointed, and does not currently expect to appoint, Ms. Nduati to serve on any committee of the Board of Directors.

Upon her election to the Board of Directors and in her capacity as a non-employee director of the Company, Ms. Nduati is entitled to a cash retainer payment of $8,333 per month for her service during the remainder of 2024, plus the reimbursement of her out-of-pocket expenses incurred in connection with the performance of her duties as a director. Ms. Nduati’s compensation for serving on the Board in 2025 will be determined in early 2025, along with that for the Company’s other non-employee directors.

Contemporaneous with her election to the Board of Directors, the Company and Ms. Nduati entered into an Indemnification Agreement on terms consistent with those entered with the Company’s other directors. The Indemnification Agreement confirms the Company’s obligation to indemnify its directors and executive officers against liability arising out of the performance of their duties. The Indemnification Agreement provides mandatory indemnification, on the terms and conditions set forth in the agreement, for expenses and losses actually and reasonably incurred by directors and executive officers in defending legal proceedings in which they are parties by reason of their service to the Company or other entities to which they provide services at the Company’s request or on its behalf. Pursuant to the Indemnification Agreement, the Company will advance reasonable expenses incurred by directors and executive officers in defending these legal proceedings, on the terms and conditions set forth in the Indemnification Agreement, and subject to repayment in the event of a determination that a director or executive officer is not entitled to indemnification for those expenses. The foregoing description of the Indemnification Agreement is qualified in its entirety by reference to the form of Indemnification Agreement filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 12, 2015.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.
	99.1	Press Release of Natural Health Trends Corp. dated July 31, 2024
	104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2024
NATURAL HEALTH TRENDS CORP.

By:	/s/ Timothy S. Davidson
Timothy S. Davidson
Senior Vice President and Chief Financial Officer